Exhibit 99.1

Cirrus Logic Reports Fiscal Q2 2005 Financial  Results

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 20, 2004--Cirrus Logic Inc. (Nasdaq:CRUS) today announced financial results for the second quarter of fiscal year 2005, ended Sept. 25, 2004.
    The company reported second quarter fiscal year 2005 revenue of $51.3 million, compared with $59.1 million in the prior quarter and $50.1 million reported in the second quarter of fiscal year 2004. Second quarter gross margin was 44.7 percent, compared with 53.6 percent in the prior quarter and 51.9 percent in the second quarter one year ago. Second quarter gross margin included a net charge of $3.9 million, for excess and obsolete inventory, which had a 7.6 percent negative impact on gross margin. Second quarter fiscal year 2005 combined research and development and selling, general and administrative expenses were $31.0 million, compared with $31.2 million in the prior quarter and $32.6 million in the second fiscal quarter of 2004.
    Net loss in the second quarter fiscal year 2005 was $15.1 million, or a loss of $0.18 per share. The net loss includes $8.0 million of expense primarily for software write-off, restructuring- and acquisition-related items. In comparison, the company reported a net loss of $3.4 million in the prior quarter, which included $5.7 million of expense for acquisition- and restructuring-related items and a $0.7 million realized gain on the sale of marketable securities. The company reported net income of $21.1 million in the second quarter of fiscal year 2004, which included benefits of $31.7 million resulting from various positive events.
    Total cash and marketable securities at the end of the second quarter of fiscal year 2005 was $178 million, compared with $198 million at the end of the prior quarter. The decline was primarily due to an increase in inventory levels built in the first half of fiscal year 2005, and to a lesser extent, a $4.3 million lease buy out in the September quarter, as well as facility consolidations and expenses associated with workforce reductions.
    "As we indicated in our Sept. 23 press announcement, sales of audio converters for DVD players, predominantly to Chinese manufacturers, were lower than we had expected due in part to an industry-wide inventory correction within the supply chain. Demand for our video ICs was also lower than we anticipated as the emerging DVD recorder market, particularly in North America, has taken longer to develop into a consumer mass market. Despite this slower-than-expected growth in the DVD recorder market, we are encouraged by a number of design wins with top-tier accounts, such as LG, Samsung and Sony, that are now entering volume production," said David D. French, president and CEO of Cirrus Logic Inc.

    Outlook and Guidance

    "Our outlook for the December quarter -- typically a strong quarter -- is cautious. We believe that the audio converter inventory imbalance at our customers is in part, but not completely, behind us. To reduce our IC inventories, we have reduced wafer starts across all of our major product lines and anticipate lower inventory levels at our company and in the channel this quarter. Looking ahead, we are encouraged by the long-term demand trends and our customer design-in activity for our core, high-margin industrial analog products," said French.

    Third Quarter FY 05 (ending Dec. 25, 2004)

    -- Revenue is expected to be between $50 million and $55 million, with revenue contribution from the following product categories:

        -- Analog, which includes the company's audio converter, industrial analog, and processor product lines, is expected to range between $43 million and $46 million, and

        -- Video is expected to range between $7 million and $9 million.

    -- Gross margin is expected to range between 51 percent and 53 percent.

    -- Combined R&D and SG&A expenses are expected to range between $28 million and $29 million.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, Oct. 20, at 4:00 p.m. Central Time. Those wishing to join should dial 201-689-8044 at approximately 3:50 p.m. Central Time. A replay of the call will be available starting one hour after the completion of the call until Nov. 3, 2004. To access the replay, dial 201-612-7415 (account #: 2445; conference #: 119505). A live and an archived web cast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Conferences

    Cirrus Logic management will be presenting at several upcoming conferences -- the Silicon Hills Summit in Austin, Texas on Oct. 28; the AeA Classic Financial Conference in Monterey, Calif., on Nov. 8-9; Deutsche Bank 2004 Global Semiconductor and Semi Capital Equipment Conference on Nov. 10 in Las Vegas; and the Lehman Brothers "T4 -- Technology and Telecom Trends for Tomorrow" Conference in San Francisco on Dec. 8-10. Those wishing to listen to management's presentation can hear a live and/or an archived web cast of these available events at www.cirrus.com.

    Cirrus Logic Inc.

    Cirrus Logic is a premier supplier of high-performance analog, mixed-signal and digital processing solutions for consumer entertainment electronics, automotive entertainment and industrial product applications. Building on its global market leadership in audio ICs and its rich mixed-signal patent portfolio, Cirrus Logic targets audio, video and precision mixed-signal applications in these growing markets. The company operates from headquarters in Austin, Texas, with offices in California, Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of third quarter fiscal year 2005 revenues, combined research and development and selling, general and administrative expense levels, gross margin, and expectations regarding our revenue growth are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; the expansion of the consumer digital entertainment electronics market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the results of any potential and pending litigation matters; the level of orders and shipments during the third quarter of fiscal year 2005, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; the impact of restructuring and other costs, such as work force reductions and facility consolidations; and the risk factors listed in our Form 10-K for the year ended March 27, 2004, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc. All other product names noted herein may be trademarks of their respective holders.

    Summary financial data follows:




                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                              (unaudited)
                 (in thousands, except per share data)

                                                Quarter Ended
                                        ------------------------------

                                        Sept. 25, Jun. 26,  Sept. 27,
                                          2004      2004      2003
                                        --------- --------- ----------

Net sales                                $51,332   $59,117    $50,130
Cost of sales                             28,404    27,444     24,132
                                        --------- --------- ----------
  Gross Margin                            22,928    31,673     25,998
                                        --------- --------- ----------
  Gross Margin Percentage                   44.7%     53.6%      51.9%

Operating expenses:
  Research and development                17,793    18,707     20,427
  Selling, general and administrative     13,162    12,494     12,203
  Restructuring and other costs            4,148     1,723        395
  Amortization of acquired intangibles     3,419     3,419      3,778
  Patent infringement settlements, net         -         -    (14,402)
                                        --------- --------- ----------
       Total operating expenses           38,522    36,343     22,401
                                        --------- --------- ----------
       Total operating expenses as a
        percent of revenue                  75.0%     61.5%      44.7%

Income (loss) from operations            (15,594)   (4,670)     3,597
Operating income (loss) as a percent of
 revenue                                  (30.4%)    (7.9%)       7.2%

Realized gain on marketable equity
 securities                                    -       669     10,080
Interest income and other, net               599       630        255
                                        --------- --------- ----------
Income (loss) before income taxes and
 loss from discontinued operations       (14,995)   (3,371)    13,932
Provision (benefit) for income taxes          66        24     (7,122)
                                        --------- --------- ----------
Net income (loss)                       $(15,061)  $(3,395)   $21,054
                                        ========= ========= ==========

Basic and diluted income (loss) per
 share                                    $(0.18)   $(0.04)     $0.25

  Basic weighted average common shares
   outstanding                            84,671    84,419     83,946
  Diluted weighted average common
   shares outstanding                     84,671    84,419     85,556

                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                              (unaudited)
                 (in thousands, except per share data)

                                                   Six Months Ended
                                                 ---------------------
                                                 Sept. 25,  Sept. 27,
                                                   2004       2003
                                                 ---------- ----------

Net sales                                         $110,449    $90,854
Cost of sales                                       55,848     45,121
                                                 ---------- ----------
  Gross Margin                                      54,601     45,733
                                                 ---------- ----------
  Gross Margin Percentage                             49.4%      50.3%

Operating expenses:
  Research and development                          36,500     41,073
  Selling, general and administrative               25,656     24,720
  Restructuring and other costs                      5,871      8,035
  Amortization of acquired intangibles               6,838      7,556
  Patent infringement settlements, net                   -    (14,402)
                                                 ---------- ----------
       Total operating expenses                     74,865     66,982
                                                 ---------- ----------
       Total operating expenses as a percent of
        revenue                                       67.8%      73.7%

Loss from operations                               (20,264)   (21,249)
Operating loss as a percent of revenue              (18.3%)    (23.4%)

Realized gain on marketable equity securities          669     10,080
Interest income and other, net                       1,229        805
                                                 ---------- ----------
Loss before income taxes                           (18,366)   (10,364)
Provision (benefit) for income taxes                    90     (7,101)
                                                 ---------- ----------
Net loss                                          $(18,456)   $(3,263)
                                                 ========== ==========

Basic and diluted loss per share                    $(0.22)    $(0.04)

Basic and diluted weighted average common shares
 outstanding                                        84,545     83,855

                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                              (unaudited)
                            (in thousands)

                                         Sept. 25, Jun. 26,  Sept. 27,
                                             2004      2004      2003
                                         --------- --------- ---------
 ASSETS
 Current assets
  Cash and cash equivalents              $100,050  $168,976  $119,059
  Restricted cash                           7,184     8,159     8,265
  Marketable securities                    45,435    18,438     1,654
  Accounts receivable, net                 28,677    27,927    21,860
  Inventories                              42,582    40,988    25,130
  Other current assets                      5,372     8,597    19,243
                                         --------- --------- ---------
      Total Current Assets                229,300   273,085   195,211

 Long-term marketable securities           25,053     2,112         -
 Property and equipment, net               21,843    22,982    25,317
 Intangibles, net                          19,923    24,929    37,035
 Other assets                               2,862     2,912     5,220
                                         --------- --------- ---------
   Total Assets                          $298,981  $326,020  $262,783
                                         ========= ========= =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
  Accounts payable                        $22,407   $32,347   $14,296
  Accrued salaries and benefits             9,355    10,027    10,444
  Other accrued liabilities                18,257    18,389    24,155
  Deferred revenue                          7,869     5,962     4,447
  Income taxes payable                     30,299    30,124    30,319
                                         --------- --------- ---------
     Total Current Liabilities             88,187    96,849    83,661

 Long-term restructuring accrual            3,515     7,610     7,498
 Other long-term obligations               10,389     9,915     9,089

 Stockholders' equity:
  Capital stock                           873,634   873,319   869,238
  Accumulated deficit                    (675,865) (660,804) (707,175)
  Accumulated other comprehensive
   income (loss)                             (879)     (869)      472
                                         --------- --------- ---------
      Total Stockholders' Equity          196,890   211,646   162,535
                                         --------- --------- ---------
          Total Liabilities and
           Stockholders' Equity          $298,981  $326,020  $262,783
                                         ========= ========= =========


    CONTACT: Cirrus Logic Inc., Austin
             David H. Allen, 512-851-4122
             david.allen@cirrus.com